                                                                    EXHIBIT 23.7



[IMA LOGO]                               INTERNATIONAL MARITIME ASSOCIATES, INC.
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1250 24TH STREET NW, SUITE 350--WASHINGTON, DC 20037 USA--TEL: 202-333-8501--
FAX: 202-333-8504--E-MAIL: IMAASSOC@MSN.COM--WEBSITE: WWW.IMASTUDIES.COM


                                            August 28, 2006



Teekay Offshore Partners L.P.
Bayside House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas

Ladies and Gentlemen:

         Reference is made to the Form F-1 registration statement (the "Registration Statement") relating to the initial public offering of common units of limited partner interests of Teekay Offshore Partners L.P. (the "Company"). We hereby consent to all references to our name in the Registration Statement and to the use of the statistical information supplied by us set forth in sections of the Registration Statement entitled "Industry," and "Business." We further advise the Company that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

            - some information in our database is derived from estimates or subjective judgments;

            - the information in the database of other maritime data collection agencies may differ from the information in our database; and

            - while we have taken reasonable care in the compilation of the statistical information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures and may accordingly contain errors.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled "Industry and Market Data."

                                            INTERNATIONAL MARITIME
                                            ASSOCIATES, INC.

                                            /s/ James R. McCaul

                                            James R. McCaul
                                            President